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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3ASR No. 333-154826) of AECOM Technology Corporation and in the related prospectus of our report dated November 14, 2008, with respect to the consolidated financial statements of AECOM Technology Corporation and the effectiveness of internal control over financial reporting of AECOM Technology included in Form 10-K for the year ended September 30, 2008.

/s/ Ernst & Young LLP

Los Angeles, California
November 14, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM